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                                  EXHIBIT 3(i)

                                    CHARTER

                                       OF

                        COMMUNITY FINANCIAL GROUP, INC.



The undersigned acting as the incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following Charter for such corporation:

1.   The name of the Corporation is:

                        COMMUNITY FINANCIAL GROUP, INC.

2. The maximum number of shares which the Corporation shall have the authority to issue is 50,000,000 shares, having a par value of $6.00 per share, which shares shall contain preemptive rights. There is no preemptive right with respect to:

     (a) Shares issued as compensation to directors, officers, agents, employees, or vendors of the corporation, its subsidiaries or affiliates;

     (b) Shares issued to satisfy conversion, option, or warrant rights created to provide compensation to directors, officers, agents, employees, or vendors of the corporation, its subsidiaries or affiliates, or sold to shareholders purchasing such rights in connection with the purchase of shares from the Corporation;

     (c) Shares sold otherwise than for money; or

     (d) Shares sold to directors to meet the requirement of Article 7 below.

3. The Corporation's initial registered office is 401 Church Street, Nashville, Tennessee 37219, which is located in Davidson County, Tennessee, and its initial registered agent at that office is Anne J. Cheatham.

4. The address of the principal office of the Corporation shall be 401 Church Street, Nashville, Tennessee 37219.

5.   The Corporation is for profit.

6. The purpose for which the Corporation is organized is to operate as a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and with all other corporate powers permitted to Tennessee corporations under the Tennessee Business Corporation Act not specifically prohibited to such banking corporations.

7. The property, affairs and business of the Corporation shall be managed by a Board of Directors. The number of directors shall be as specified in the Bylaws of the Corporation. The directors shall be elected by the shareholders at the annual meeting of the shareholders and each director shall be elected for a term of one (1) year or until his successor shall be elected and shall qualify. A director need not be a shareholder in order to be elected to the Board of Directors but shall purchase and continue to own at least ten (10) shares of Common Stock within 90 days of election or appointment.

     In furtherance and not in limitation of the powers conferred by the laws of the State of Tennessee, the Board of Directors is expressly authorized and empowered:

     (a) To make, alter, amend and repeal the Bylaws, subject to the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors;



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     (b)    To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board in its sole discretion may determine, and to pledge or mortgage as security therefor any real or personal property of the Corporation, including after acquired property;

     (c) To determine whether any and, if so, what part of the earned surplus of the Corporation in compliance with applicable law shall paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus;

     (d) To establish bonus, profit sharing, stock option, or other types of incentive compensation plans for the employees, including office and directors of the Corporation; to fix the amount of profits to be shared or distributed; and to determine the persons who participate in any such plans and the amount of their respective participations;

     (e) To designate by resolution or resolutions passed by a majority of the whole Board one or more committees, each consisting of two
            (2) or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board;

     (f) To elect such officers as the Board may deem necessary, who shall have such authority and perform such duties as may be prescribed from time to time by the Board;

     (g) To provide for the reasonable compensation of its own members in the Bylaws and to fix their terms and conditions upon which such compensation will be paid;

     (h) In addition to the powers and authority hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised done by the Corporation, subject nevertheless to the provisions of the laws of the State of Tennessee, this Charter, and the Bylaws of the Corporation.

8. The shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

9.   Liability.

     (a) To the fullest extent that the law of the State of Tennessee as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

     (b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprises to the fullest extent permitted by the law of the State of Tennessee as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

     (c) If the Tennessee Business Corporation Act is amended after approval of the Article to authorize corporate action, further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended.

10. Any or all of the directors of the Corporation may be removed for cause by a vote of a majority of the entire Board of Directors. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation.



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11.  The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatever.

12. The Corporation's corporate existence shall begin when the Charter is filed by the Tennessee Secretary of State.

13. (a) In addition to the requirements of the provisions of any series of preferred stock which may be outstanding, and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation, provided, however, that the seventy percent (70%) voting requirement shall not be applicable if (i) the Business Transaction is Duly Approved by the Continuing Directors, or (ii) all of the following conditions are satisfied:

          (A) the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such Business Transaction) by holders of stock of the corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Common Stock Purchase Price;

          (B) the consideration to be received by holders of stock of the corporation in connection with such Business Transaction is in (a) cash or (b) if the majority of the shares of any particular class or series of stock of the corporation as to which the Related Person is the Beneficial Owner shall have been acquired for a consideration in a form other than cash, in the same form of consideration used by the Related Person to acquire the largest number of shares of such class or series;

          (C)     after such Related Person has become a Related
                  Person and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of stock of the corporation or securities convertible into stock of the corporation, except (a) as a part of the transaction which resulted in such Related Person becoming a Related Person or
                  (b) as a result of a pro rata stock dividend or stock split;

          (D)     prior to the consummation of such Business
                  Transaction, such Related Person shall not have, directly or indirectly, except as Duly Approved by the Continuing Directors (a) received the benefit (other than only a proportionate benefit as a shareholder of the corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or tax advantages provided by the corporation or any of its subsidiaries, (b) caused any material change in the corporation business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the corporation or (c) caused the corporation to fail to declare and pay at the regular date therefor quarterly cash dividends on the outstanding stock on a per share basis at least equal to the cash dividends being paid thereon by the corporation immediately prior to the date on which the Related Person became a Related Person; and

          (E) a proxy or information statement describing the proposed Business Transaction and substantially complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to holders of Voting Stock of the corporation at least 20 days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).



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     (b)   For the purpose of this Paragraph 13:

           (i) The term "Business Transaction" shall mean (A) any merger, share exchange or consolidation involving the corporation or a subsidiary of the corporation, (B) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage, pledge or any other security device, of all or any Substantial Part of the assets either of the corporation or of a subsidiary of the corporation, (C) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of any entity to the corporation or a subsidiary of the corporation, (D) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the corporation or a subsidiary of the corporation of any securities of the corporation or any subsidiary of the corporation in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $1,000,000 or more, (E) any merger, share exchange or consolidation of the corporation with any of its subsidiaries or any similar transaction in which the corporation is not the survivor and the charter of the consolidated or surviving corporation does not contain provisions substantially similar to those in this Paragraph 13, (F) any recapitalization or reorganization of the Corporation or any reclassification of the securities of the corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of voting securities outstanding, (G) any liquidation, spinoff, split off, split up or dissolution of the corporation, and (H) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction or having a similar purpose or effect.

           (ii)   The term "Related Person" shall mean and include
                  (A) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than twenty-five percent (25%) of the voting power of the Common Stock or was the Beneficial Owner of not less than twenty-five percent (25%) of the voting power of the Common Stock (X) at the time of the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (Y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the corporation or (Z) as of the record date for the determination of shareholders entitled to notice of and to vote on, or consent to, the Business Transaction, and
                  (B) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the corporation, a wholly-owned subsidiary of the corporation, any employee stock ownership or other employee benefit plan of the corporation or any wholly-owned subsidiary of the corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

           (iii) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as of January 1, 1989; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Common Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such Common Stock.



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           (iv)   The term "Highest Common Stock Purchase Price"
                  shall mean the greater of the following:

                  (A) the highest amount of consideration paid by such Related Person for a share of Common Stock of the corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person or within two years prior to the first public announcement of the Business Transaction (the "Announcement Date"), whichever is higher' provided, however, that the Highest Common Stock Purchase Price calculated under this subsection
                        (A) shall be approximately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other similar corporate readjustment in the number of outstanding shares of common stock of the corporation between the last date upon which such Related Person paid the Highest Common Stock Purchase Price to the effective date of the merger, share exchange or consolidation or the date of distribution to shareholders of the corporation of the proceeds from the sale of substantially all of the assets of the corporation referred to in subparagraph (A) of Section (a)(ii) of this Paragraph 13;

                  (B)   the Fair Market Value per share of the
                        respective classes and series of stock of the corporation on the Announcement Date;

                  (C)   the Fair Market Value per share of the
                        respective classes and series of stock of the date that the Related Person becomes a Related Person;

                  (D) if applicable, the Fair market Value per share determined pursuant to subsection (b)(iv) (B) or (C), whichever is higher, multiplied by the ration of (i) the highest price per share (including any brokerage commissions, transfer taxes or soliciting dealers' fees and adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications, or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Related Person within the two years prior to the Announcement Date to (ii) the Fair Market Value per share (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) of shares of such respective classes and series on the first day in the two-year period ending on the Announcement Date on which such shares Beneficially Owned by the Related Person were acquired; or

                  (E) the amount per share of any preferential payment to which holders of shares of such respective classes and series are entitled in the event of liquidation, dissolution or winding up of the corporation.

           (v) The term "Substantial Part" shall mean more than twenty percent (20%) of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the shareholders of the corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

           (vi) In the event of a merger in which the corporation is the surviving corporation, for the purpose of subparagraph
                  (A) of Section (a)(ii) of this Paragraph 13, the phrase "property, securities or other consideration to be received" shall include, without limitation, common stock of the corporation retained by its shareholders (other than such Related Person).



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           (vii)  The term "Voting Stock" shall mean all outstanding
                  shares of capital stock of the corporation whose holders are present at a meeting of shareholders, in person or by proxy, and which entitle their holders to vote generally in the election of directors, considered for the purpose of this Paragraph 13 as one class.

           (viii) The term "Preferred Stock" shall mean each class or series of capital stock which may from time to time be authorized and is not designated as "Common Stock".

           (ix) The term "Continuing Director" shall mean a director who either was a member of the initial Board of Directors of the corporation or who became a director of the corporation subsequent to such date and whose election, or nomination for election by the corporation subsequent to such date and whose election, or nomination for election by the corporation shareholders, was Duly Approved by the Continuing Directors then on the Board, either by specific vote or by approval of the proxy statement issued by the corporation on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation).

           (x) The term "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors (if a vote by the entire Board of Directors were to have been taken), then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three (3) Continuing Directors on the Board at the time of such unanimous vote.

           (xi) The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

           (xii) The term "Associate", used to indicate a relationship with a specified person, shall mean (A) any corporation, partnership or other organization of which such specified person is an officer or partner (B) any trust or other state in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any of its subsidiaries and (D) any person who is a director, officer or partner of such specified person or of any corporation (other than the corporation or any wholly-owned subsidiary of the corporation), partnership or other entity which is an Affiliate of such specified person.

           (xiii) The term "Fair Market Value", in the case of stock, means the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith.



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     (c)    For the purpose of this Paragraph 13, so long as Continuing
            Directors constitute at least two-thirds (2/3) of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock of which any person is the Beneficial Owner, (ii) whether a person is a Related Person or is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (D) of Section (a)(ii) of this Paragraph 13, (vii) the fair market value of any consideration to be received in a Business Transaction and (viii) such other matters with respect to which a determination is required under this Paragraph 13; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Paragraph 13.

     (d) Nothing contained in the Paragraph 13 shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

     (e) The fact that any Business Transaction complies with the provisions of Section (a) of this Paragraph 13 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommended its adoption or approval to the shareholders of the corporation.

     (f) Notwithstanding any other provisions of this Charter or the Bylaws of the corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Paragraph 13 may not be repealed or amended, directly or indirectly in any respect, unless such action is approved by the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock.

14. Whenever the Board of Directors or the shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the Directors or shareholders entitled to vote thereon.

15. The provisions of this Charter of Incorporation may be amended, altered, or repealed from time to time to the extent, and in the manner prescribed by the laws of the State of Tennessee, and any additional provisions so authorized may be added. All rights herein conferred on the directors, officers, and shareholders are granted subject to this reservation.




Dated:  December 13,  1995          /s/ Mack S. Linebaugh, Jr.
                                    ------------------------------------
                                    Mack S. Linebaugh, Jr., Incorporator














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